EXHIBIT 2
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                               POWERS OF ATTORNEY

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                               MCN SAT U.S., INC.

                                       AND

                         MATRA MARCONI SPACE UK LIMITED














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
MCN SAT OF U.S.


                               POWER OF ATTORNEY

I, Claude GOUMY, President and Chief Executive Officer of MCN Sat of U.S. Inc., (the "Corporation"), hereby appoint J. Gail BANCROFT, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004 USA, as my true and lawful agent (with full power of substitution) to act in my name, place or stead to execute and file with the Securities and Exchange Commission (1) a Schedule 13D under the Securities Exchange Act of 1934 (including any and all amendments thereto) reporting the Corporation's interest in shares of Common Stock, par value $.01 per share, of Orion Network Systems, Inc., together with other information required thereby, and (2) a Joint Filing Agreement in connection therewith;

This Power of Attorney shall not be affected by subsequent disability or incompetence.

In Witness Whereof, the undersigned has hereunto set his hand this 10th day of February 1997.




                                              /s/ Claude GOUMY
                                             -----------------------------------
                                                  Claude GOUMY



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

                              MATRA MARCONI SPACE


                               POWER OF ATTORNEY

I, Nicholas E. FRANKS, Managing Director of Matra Marconi Space UK Limited (the "Corporation"), hereby appoint J. Gail Bancroft, 1001 Pennsylvania Avenue, N.W. Washington, D.C. 20004, as my true and lawful agent (with full power of substitution) to act in my name, place or stead to execute and file with the Securities and Exchange Commission (1) a Schedule 13D under the Securities Exchange Act of 1934 (including any and all amendments thereto) reporting the Corporation's interest in shares of Common Stock, par value $.01 per share, of Orion Network Systems, Inc., together with other information required thereby, and (2) a Joint Filing Agreement in connection therewith.

This Power of Attorney shall not be affected by subsequent disability or incompetence.

In Witness Whereof, the undersigned has hereunto set his hand this 10th day of February 1997.



                                          /s/ Nicholas E. Franks
                                          ----------------------
                                              Nicholas E. Franks



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